                                 EXHIBIT 2(B)
                                 ------------

                         AGREEMENT AND PLAN OF MERGER
                                      OF
                       LOAN & BUILDING STATE SAVINGS BANK
                                 WITH AND INTO
                   FIRST FEDERAL SAVINGS BANK OF NORTH TEXAS

     THIS MERGER AGREEMENT dated as of January 7, 1997, between FIRST FEDERAL SAVINGS BANK OF NORTH TEXAS, a federally chartered stock-form savings bank ("First Federal"), and LOAN & BUILDING STATE SAVINGS BANK (formerly Sulphur Springs Loan and Building Association), a Texas savings bank ("Savings Bank").

     In consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

                                  SECTION 1.
                                  ---------

     Savings Bank shall merge with and into First Federal (the "Merger"). First Federal shall be the surviving institution of such Merger (the "Resulting Institution"). The Merger shall not be effective unless and until approved by the Office of Thrift Supervision (the "OTS") and the Texas Savings and Loan Department (the "T.S.L.D.").

                                  SECTION 2.
                                  ---------

     The name of the Resulting Institution shall be "First Federal Savings Bank of North Texas."

                                  SECTION 3.
                                  ---------

     The location of the home office and branch offices of the Resulting Institution shall be as follows:

     321 West Oak Street (110 Piner), Denton, Texas (home office)
     116 East South Street, Longview, Texas
     3600 Gilmer Road, Longview, Texas
     2721 East Marshall, Longview, Texas
     3505 McCann Road, Longview, Texas
     603 South White Oak Road, White Oak, Texas
     1415 FM 51 South, Decatur, Texas
     521 East Price, Keller, Texas
     302 South Stemmons, Lewisville, Texas
     Highway 377 South, Pilot Point, Texas
     801 East Main, Suite B, Allen, Texas
     119 South Market Street, Carthage, Texas
     9802 Lakeview Parkway, Rowlett, Texas
     987 W. Centerville Road, Garland, Texas

     500 Horwood Road, Bedford, Texas*
     2914 Ridge Road, Rockwall, Texas*
     306 North Davis Street, Sulphur Springs, Texas
     101 Kaufman Street, Mount Vernon, Texas
     801 North Jefferson Street, Mount Pleasant, Texas
     101 Broadnax Street, Daingerfield, Texas
     117 South Greer Street, Pittsburgh, Texas
     101 East North Street, New Boston, Texas (LPO)
     312 North Davis Street, Sulphur Springs, Texas (L & B Mortgage)

     The [*] symbol identifies offices to be acquired by First Federal upon consummation of the merger of Texas Heritage Savings Association/Banc with and into First Federal, which acquisition is currently pending before the OTS.

                                  SECTION 4.
                                  ---------

     The basis on which the Resulting Institution's savings accounts will be issued will be identical to that of First Federal's and Savings Bank's accounts immediately prior to the effective time of the Merger.

                                  SECTION 5.
                                  ---------

     The number of directors which the Resulting Institution shall have shall be nineteen, the terms which the directors shall serve shall be as provided in First Federal's Bylaws or until their successors are duly elected and qualified, and the directors who shall serve as of the effective time of the Merger shall be:

           NAME                                   ADDRESS
           ----                                   -------

     David McCay                             14915 Manchester Road
                                             Ballwin, Missouri 63011

     Ronald G. Womack                        116 East South Street
                                             Longview, Texas 75606

     Bennie G. Snider                        408 Mimosa
                                             Denton, Texas 76201

     Joe L. Williams                         9802 Lakeview Parkway
                                             Rowlett, Texas 75088

     C. Glynn Lowe                           341 Azalea lane
                                             Sulphur Springs, Texas 75482

     James R. Curtis, Jr.                    1313 Inverness
                                             Longview, Texas 75601

     Alvin E. Davis                          7 Cherrywood Click
                                             Longview, Texas 75604

     John N. Darby                           Lake Cherokee NL-3
                                             Longview, Texas 75603

     John S. Guttry, D.D.S.                  1401 Robinwood Ct.
                                             Longview, Texas 75601

     W.D. Northcutt, III                     1100 Yates Drive
                                             Longview, Texas 75601

     John C. Robbins                         1614 Clarendon
                                             Longview, Texas 75601

     Philip W. Wilson                        1500 Noble Drive
                                             Longview, Texas 75601

     John L. Zeigler                         Rt. 15 Box 21
                                             Longview, Texas 75608

     Robert H. Caldwell, Jr.                 2603 Jamestown
                                             Denton, Texas 76201

     Carl Degan, Jr.                         1955 South Valley Parkway
                                             Lewisville, Texas 75067

     Mark Hannah, Jr.                        625 Dallas Drive, #100
                                             Denton, Texas 76205

     Richard D. Hayes                        819 W. Oak
                                             Denton, Texas 76201

     Marjorie Pitner                         3806 University Drive West
                                             Denton, Texas 76201

     Michael J. Whitten                      2145 Woodbrook
                                             Denton, Texas 76205

                                  SECTION 6.
                                  ---------

     As of the time the Merger shall become effective, the charter of First Federal, as previously amended, shall be the charter of the Resulting Institution, and the bylaws of First Federal, as previously amended and restated, shall be the bylaws of the Resulting Institution.

                                  SECTION 7.
                                  ---------

     The business of the Resulting Institution shall be that of a savings and loan association organized under the laws of the United States. This business shall be conducted by the Resulting Institution at its main office and at its legally established branches, which shall be the main office and branch locations of Savings Bank and the main office and branch locations of First Federal as of the effective time of the Merger. The main office of First Federal immediately prior to the effective time of the Merger shall be the main office of the Resulting Institution.

                                  SECTION 8.
                                  ---------

     At the effective time of the Merger, the Resulting Institution shall be considered the same business and corporate entity as each of Savings Bank and First Federal (collectively, the "Constituent Institutions") and thereupon and thereafter all the property, rights, privileges, powers and franchises of each of the Constituent Institutions shall vest in the Resulting Institution and the Resulting Institution shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties, including any liquidation account maintained by the Constituent Institutions, of each of the Constituent Institutions and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships had been originally acquired, incurred or entered into by the Resulting Institution. In addition, any reference to either of the Constituent Institutions in any contract or document, whether executed or taking effect before or after the effective time of the Merger, shall be considered a reference to the Resulting Institution if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceedings to which either of the Constituent Institutions is a party shall not be deemed to have been abated and shall have the same force and effect as if the Merger had not occurred; or the Resulting Institution may be substituted as a party to such action or proceedings, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Institutions if the Merger had not occurred. The liquidation account maintained by Savings Bank shall be assumed by the Resulting Institution and shall be and become the liquidation account of the Resulting Institution upon consummation of the Merger.

                                   SECTION 9
                                   ---------

     (a) Each share of common stock, $0.01 par value per share, of First Federal issued and outstanding immediately prior to the effective time of the Merger shall remain issued and outstanding and shall be unaffected by the Merger.

     (b) Each share of common stock, $0.01 par value per share, of Savings Bank issued and outstanding immediately prior to the effective time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled.

                                  SECTION 10.
                                  ----------

     Consummation of the Merger is subject to (i) the prior approval of the OTS and the T.S.L.D., and (ii) the shareholders of each of First Federal and Savings Bank, and (iii) consummation of the acquisition of L & B Financial, Inc. (the parent company of Savings Bank) by Jefferson Savings Bancorp, Inc. (the parent company of First Federal). Notwithstanding anything else herein to the contrary, this Merger Agreement shall terminate immediately upon termination of that certain Agreement and Plan of Merger dated September 25, 1996, between Jefferson Savings Bancorp, Inc., Jefferson Savings AcquisitionCo, Inc. and L & B Financial, Inc.



        [THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]

      IN WITNESS WHEREOF, First Federal and Savings Bank have caused this Merger Agreement to be executed in multiple copies by their duly authorized officers, and have caused their seals to be affixed hereto, as of the date first above written.

                                       FIRST FEDERAL SAVINGS BANK OF NORTH TEXAS



                                        By: /s/ David V. McCay
                                           -------------------------------------
                                        Name:  David V. McCay
                                             -----------------------------------
                                        Title: Chairman of the Board and C.E.O.
                                              ----------------------------------

Attest:

By: /s/ Gary G. Honerkamp
   ------------------------------


                                        LOAN & BUILDING STATE SAVINGS BANK



                                        By: /s/ C. Glynn Lowe
                                           -------------------------------------
                                        Name: C. Glynn Lowe
                                             -----------------------------------
                                        Title: President
                                              ----------------------------------

Attest:

By: /s/ Linda Galligher
   ------------------------------